STATE OF THE UNION
Part Two – Pivot Update
FEBRUARY 3, 2025

Good morning, ladies and gentlemen. Thank you for your recent telephone calls. I know you're under pressure. I appreciate that. We've got two things to talk to you about. One is what you get with respect to a liquidation of this company and that's going to be in a separate podcast because I want to cover it in much detail. You're getting different stories from different people. An immediate liquidation would cause an immediate default of our existing debt and a fire sale of the remaining property. Based on the condition of these assets, that fire sale would not generate much in terms of a distribution in cash, notwithstanding what anybody is telling you. That will not happen. Second is where we are with respect to the pivot, which is building a self-storage company. We've been quite successful in moving forward in the direction that the board decided was appropriate in order to give you the best potential opportunity to generate a really good return as distinguished from a horrible return if you were to get nothing or just pennies on the dollar. We started this transaction, that is the pivot, with selling the 47 Class C Plus assets. We did a great job. We're now down to seven assets.
We're probably going to retain those assets, at least for a while, because they're in such condition, it's not a good condition, and it's deferred maintenance that's been developing for some period of time. You see, over a period of time, what Mr.

Hartman did is take from Peter and give to Paul, and in the process, he developed a family of REITs, continued making distributions, and when he ran out of money, then he'd sell another REIT or figure out some way to get additional capital and use that money to continue to fund distributions from the earlier REIT, and then it wasn't just taking from the new investors, it was not putting that money into the deferred maintenance over a period of time that caused a substantial, deterioration and value of these assets. That is what has happened. Silver Star did not do it. Mr. Hartman did and then he captured a greater loss because of filing lis pendens. A lis pendens is rarely filed and when it is filed, it can cause serious damage and the person that files it suffers the consequences of damage to the property owner, if it's not properly filed. You'll see in just a few minutes, as we do a deep dive in the opinion in Maryland.
The fact of this lis pendens that Mr. Hartman filed on the bulk of the assets that Silver Star owned through the SPE, those assets could not be sold and impaired value and cause buyers, to walk away, and title companies not to be able to deliver title that it caused damage and cost to your company. That was done by a member of the board of directors of this company. Can you just think about the various duties that he violated? We'll be addressing that in just a minute. But the board decided some time ago that the development of this pivot strategy to take advantage of a terrible market in commercial office properties. Let's face it, suburban office markets, that's not where people are going. To the extent people are moving to commercial office, it's going to be triple A space in New York City. It's going to be triple A space in Dallas, Texas. Triple A space, double A space, single space, downtown Houston, Greenway Plaza, that area. The Westheimer, San Felipe area, all of the inside 610 area that's really attractive with first-class buildings. We can't compete with those buildings. I had a stockholder come through that I gave a complete tour to of Three Forest in Dallas.
We thought that may be one of the best assets we had because it's part of the group of seven that we may keep. But after visiting with him and hearing his feedback, which was quite frankly really helpful, the competitive environment in the market is so tough. This gentleman who's been buying significant stock in this company point blank said, you probably ought to sell these assets and move into the better class of assets in storage because we don't think these can ever have much greater, no matter how much pruning you do, how much repainting, how much building an elevator in the garage, how much providing security. No matter what that adds to the property, it's not going to increase and provide an acceptable ROI on this property. So sell it. Invest our money in a much better asset like self storage. With respect to our self storage investments today, we had an issue with the properties we acquired from Southern Star. Just this week, we made a presentation to our unit holders in Southern Star and announced to them that we are completing a well-designed turnaround with respect to the management of those nine assets.
And it's been so good, and we have increased occupancy in most cases, we've increased NOI. We've really got a good track record going as a result of that, we are announcing this week, which we did, the beginning of our first distribution since we took over the management of those properties about six or seven months ago. Now, we are really in a position to have a good outlet for the rest of the year, and our other properties in self-storage are doing well.
One that we bought in McKinney. If you're not really familiar with what we're doing, it probably at first blush doesn't look so good. But it's 65%, 68% occupancy. It's a development property. We bought it not based on 100% occupancy, but on the growth that can be achieved by moving from the 65%, 68% that existed to the time we bought it to a much more suitable 88%, 92% and that's the direction in which we're headed. Our crown jewel, and I talk about it from time to time, in Delray, Florida, is quite the exception. It's a great property in front of the migrant first-time homebuyer demographic wave moving from Miami up the Atlantic seaboard, central Florida and the occupancy there has increased. We're above 90%. We were about 88% when we acquired it a little over six months ago. NOI is up. We've had substantial increase in absolute cash flow on the property, and we're moving ahead. We have two other Class A properties that we acquired in South Houston, and they're operating really well. So overall, we're really pleased with the management and our results in the storage area. In fact, in the call we had with the DST unit holders and their advisors this week, we've been discussing for some time, I've talked about this in a podcast, I've talked about it in a press release, they reiterated again, Mr. Haddock, you and your team turn these properties around like you're doing. We've got $50 million dollars. You tell us what you need for a DST fund, for DST-type financing, for further development of self-storage, and we're ready to go. Well, that's good news.

That's where this company is headed. So if I were to give you guidance today on what this outlook is going to be with respect to this self-storage property, it's going to be pretty good. And that's where distributions come from. And we started that this week, with respect to a distribution from one of these DSTs, and we're examining the other three, we have four, and those will be genning within a short period of time, and we expect all four of them, based on our outlook for 2025, to begin.
Self-storage will be a robust property class, and it has proven in the last increasing interest rate environment and some of the downward pressure, like on commercial office, it's not susceptible to remote choices, people working from home. It's real simple. People buy or lease, fill it up, leave their property in the self-storage unit, appropriate time, rental rates increase, sticky economics exist, no one wants to move out. It's called walking around money. We take care of the property. We take care of the tenant. The industry is built on the fact that the people stay there. They're not going to move the property out and we move on and we create increasing cash flow, which also increases our ability to make distribution. That's the direction in which we're headed with this overall company in the self-storage business.
The way we get there is that you call our IR director, you call me, and we will talk to you until you're satisfied that self-storage and the way we're doing it is the choice of a lifetime. Anything short of that is just not accurate information. Have your broker reps call us. We're happy to talk to anybody you send in either my direction or our person in charge of investor relations.

So, we look forward to talking to you in that respect.
Forward-Looking Statements
 This Podcast contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the Securities and Exchange Commission (“the SEC”), particularly those described in our most recent Annual Report on Form 10-K, which was filed with the SEC on May 26, 2023 and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this Press Release and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.